Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report on National Underground Storage, Inc.'s financial statements included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File No. 333-44187) and S-8 (File Nos. 333-24803, 333-33191 and 333-43901).


                                                 Carbis Walker & Associates, LLP


Butler, Pennsylvania
August 3, 1998